                                 EXHIBIT 11

                                 (Unaudited)
                      COMPUTATION OF EARNINGS PER SHARE
                   TEXAS INDUSTRIES, INC. AND SUBSIDIARIES



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

                                                             Three months ended            Nine months ended
                                                                February 28,                 February 28,
                                                            1994           1993           1994           1993
                                                            ----           ----           ----           ----
                                                                      In thousands except per share

AVERAGE SHARES OUTSTANDING
  Primary:
    Average shares outstanding                             11,026         11,012         11,020         10,963
    Stock options and other equivalents -
      treasury stock method using
      average market prices                                   140             79             97            115
                                                           ------         ------         ------        -------
                                               TOTAL       11,166         11,091         11,117         11,078
                                                           ------         ------         ------        -------
                                                           ------         ------         ------        -------
  Fully diluted:
    Average common shares outstanding                      11,026         11,012         11,020         10,963
    Stock options and other equivalents -
      treasury stock method using end of
      quarter market price if higher than
      average                                                 140             79             97            115
    Assumed conversion of 9% convertible
      subordinated debentures                                --             --             --             --
                                                           ------         ------         ------        -------
                                               TOTAL       11,166         11,091         11,117         11,078
                                                           ------         ------         ------        -------
                                                           ------         ------         ------        -------

NET INCOME APPLICABLE TO COMMON STOCK
  Primary:
    Net income (loss)                                     $ 2,866        $(4,465)       $ 9,877        $(5,144)
    Adjustments:
      Dividend on preferred stock                              (7)            (7)           (22)           (22)
      Contingent price amortization                            58             58            174            174
                                                           ------         ------         ------        -------
                                               TOTAL      $ 2,917        $(4,414)       $10,029        $(4,992)
                                                           ------         ------         ------        -------
                                                           ------         ------         ------        -------
  Fully diluted:
    Net income (loss)                                     $ 2,866        $(4,465)       $ 9,877        $(5,144)
    Adjustments:
      9% convertible subordinated
        debenture interest, net of federal
        income tax effect                                      --             --             --             --
      Dividend on preferred stock                              (7)            (7)           (22)           (22)
      Contingent price amortization                            58             58            174            174
                                                           ------         ------         ------        -------
                                               TOTAL      $ 2,917        $(4,414)       $10,029        $(4,992)
                                                           ------         ------         ------        -------
                                                           ------         ------         ------        -------
PER SHARE
  Primary:
    Net income (loss) per common share
      and common equivalent share                         $   .26        $  (.40)       $   .90        $  (.45)
                                                           ------         ------         ------        -------
                                                           ------         ------         ------        -------

  Fully diluted:
    Net income (loss) per common share and
    dilutive common equivalent share                      $   .26        $  (.40)       $   .90        $  (.45)
                                                           ------         ------         ------        -------
                                                           ------         ------         ------        -------

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